Exhibit 99.1

Revance Releases First Quarter 2016 Results
- Completes Enrollment in REALISE 1 Phase 3 Trial for RT001 Topical for Crow’s Feet Lines -
- Moves Phase 2 Dose-Escalating Trial for RT002 Injectable for Cervical Dystonia into Second Cohort -

NEWARK, Calif., May 9, 2016 - Revance Therapeutics, Inc. (NASDAQ:RVNC), a biotechnology company developing botulinum toxin products for use in aesthetic and therapeutic indications, today announced results for the first quarter ended March 31, 2016.

Recent Highlights and Upcoming Milestones

•	DaxibotulinumtoxinA Topical Gel (RT001)

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Completed enrollment of 450 patients in REALISE 1, a Phase 3 trial for patients with moderate to severe lateral canthal lines (crow’s feet). Revance plans to release 28-day top-line safety and efficacy results from this Phase 3 trial by the end of the second quarter of 2016.

•	DaxibotulinumtoxinA for Injection (RT002)

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Positive 6-month Phase 2 clinical results from the BELMONT Phase 2 Active Comparator Trial of RT002 were presented in a podium presentation at the American Academy of Dermatology (AAD) annual meeting in March 2016.

◦
Scheduled the End-of-Phase 2 meeting with the U.S. Food and Drug Administration regarding RT002 injectable for the treatment of glabellar (frown) lines. Following the End-of-Phase 2 meeting, Revance expects to initiate a global Phase 3 clinical program in this indication during the second half of 2016.

◦
Completed interim planned safety analysis of the first cohort of 12 patients in a dose-escalating Phase 2 clinical trial of RT002 injectable for the treatment of cervical dystonia. RT002 appeared to be safe and well-tolerated in the first cohort of 12 subjects. Upon review of the 6 Week safety data by an independent Data Monitoring Committee, the committee unanimously approved initiation of the second of three cohorts in this dose-escalating study, with enrollment of the first patient Cohort 2 taking place in April. Revance expects to report additional safety, efficacy and duration results in the second half of 2016.

•	Appointed Roman G. Rubio, MD, a seasoned executive with extensive drug development experience, as Senior Vice President, Clinical Development.

“We are pleased with the continued progress of our investigational neurotoxin drug product candidates, RT001 topical and RT002 injectable, which have the potential to be the first differentiated neurotoxins to be approved by the FDA in nearly 30 years,” said Dan Browne, President and Chief Executive Officer of Revance. “Both RT001 topical and RT002 injectable have significant milestones approaching before the end of this quarter. For RT002, it’s the End-of-Phase 2 meeting with the FDA that would allow us to finalize plans to begin our global Phase 3 program to treat frown lines. For RT001, it’s the topline results from our Phase 3 trial for the treatment of crow’s feet, potentially putting us one step closer to launching the first commercially available topically delivered botulinum toxin. Our path to growth is clear, as we continue in our endeavors to offer physicians, patients and payers a fundamentally distinctive neurotoxin experience.”
Summary Financial Results
Research and development expenses for the first quarter ended March 31, 2016 were $12.4 million compared to $9.3 million for the same period in 2015. The increase in research and development expenses is primarily attributable to personnel costs and expenditures related to ongoing clinical trials.
General and administrative expenses for the first quarter ended March 31, 2016 were $7.5 million compared to $6.0 million for the same period in 2015. The increase in general and administrative expenses is primarily attributable to personnel costs, legal matters, and administrative activities.

Total operating expenses for the first quarter ended March 31, 2016 were $19.8 million compared to $15.3 million for the same period in 2015. Stock-based compensation for the first quarter ended March 31, 2016 was $3.0 million. When excluding depreciation and stock-based compensation, total operating expenses for the first quarter ended March 31, 2016 were $16.5 million.
Net loss for the first quarter ended March 31, 2016 was $19.9 million compared to $15.4 million for the same period in 2015.
Cash and investments as of March 31, 2016 were $236.6 million.

2016 Financial Outlook
Revance reaffirms its 2016 full year guidance. The company expects its 2016 non-GAAP operating expense to be in the range of $95 to $105 million, excluding depreciation of $2 to $3 million and estimated stock-based compensation of $15 to $17 million. The company expects its cash burn for 2016 to be in the range of $105 to $115 million. Revance anticipates 2016 non-GAAP research and development expenses to be in the range of $72 to $78 million, excluding depreciation of $2 to $3 million and estimated stock-based compensation of $8 to $9 million.
Conference Call
Individuals interested in listening to the conference call today, May 9, at 1:30pm PT/4:30pm ET may do so by dialing (855) 453-3827 for domestic callers, or (484) 756-4301 for international callers and reference conference ID: 87895155; or from the webcast link in the investor relations section of the Company's website at: http://investors.revance.com/index.cfm.

A replay of the call will be available beginning today at 4:30pm PT/7:30pm ET through midnight on May 10, 2016. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference Conference ID: 87895155. The webcast will be available in the investor relations section on the Company's website for 30 days following the completion of the call.

About Revance Therapeutics, Inc.
Revance, a Silicon Valley-based biotechnology company, is committed to the advancement of remarkable science. The company is developing a portfolio of products for aesthetic medicine and underserved therapeutic specialties, including dermatology and neurology. Revance’s trajectory to commercial success begins with the company’s novel and proprietary TransMTS® carrier-peptide delivery system, which is uniquely designed to target and transport macromolecules to their desired location.

Revance’s journey to market starts with the neurotoxin daxibotulinumtoxinA, the company’s highly purified botulinum toxin type A. The TransMTS technology is used in the delivery of botulinum toxin through two novel drug product candidates: DaxibotulinumtoxinA Topical Gel (RT001) which permits needle-free application, and DaxibotulinumtoxinA for Injection (RT002), which is designed to enable targeted administration and long-lasting effect.

Revance is developing RT001 and RT002 for a broad spectrum of aesthetic and therapeutic indications, including facial wrinkles, excessive sweating and muscle movement disorders. The company holds worldwide rights for all indications of RT001, RT002 and the TransMTS technology platform. Beyond botulinum toxin, Revance believes the TransMTS technology can be applied to transdermal, mid-dermal or deep tissue delivery of a variety of other macromolecules. More information on Revance can be found at www.revance.com.
"Revance Therapeutics", TransMTS®, “Remarkable Science Changes Everything”, and the Revance logo are registered trademarks of Revance Therapeutics, Inc.
Forward-Looking Statements
This press release contains forward-looking statements, including statements related to Revance Therapeutics’ 2016 Financial Outlook and other financial performance, the process and timing of, and ability to complete, current and anticipated future clinical development of our investigational drug product candidates, including but not limited to initiation and design of clinical studies for current and future indications, related results and reporting of such results; statements about our business strategy, timeline and other goals and market for our anticipated products, plans and prospects; and statements about our ability to obtain regulatory approval; and potential benefits of our drug product candidates and our technologies.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the outcome, cost, and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our drug product candidates; our ability to obtain funding for our operations; our plans to research, develop, and commercialize our drug product candidates; our ability to achieve market acceptance of our drug product candidates; unanticipated costs or delays in research, development, and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our drug product candidates; our ability to successfully commercialize our drug product candidates and the timing of commercialization activities; the rate and degree of market acceptance of our drug product candidates; our ability to develop sales and marketing capabilities; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in Revance's periodic filings with the Securities and Exchange Commission (the "SEC"), including factors described in the section entitled "Risk Factors" of our annual report on Form 10-K filed March 4, 2016. These forward-looking statements speak only as of the date hereof. Revance disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures
Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include total non-GAAP operating expense and non-GAAP R&D expense, both of which exclude depreciation and stock-based compensation. Revance excludes depreciation costs and stock-based compensation expense because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

Contacts
Investors:
Revance Therapeutics
Jeanie Herbert
(714) 325-3584
jherbert@revance.com

Burns McClellan
Ami Bavishi
212-213-0006
abavishi@burnsmc.com

Trade Media:
Nadine Tosk
504.453.8344
nadinepr@gmail.com

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	March 31,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$40,793	$201,615
Short-term investments	195,815	50,688
Restricted cash, current portion	—	35
Prepaid expenses and other current assets	1,882	1,625
Total current assets	238,490	253,963
Property and equipment, net	19,714	19,708
Long-term investments	—	1,751
Restricted cash, net of current portion	580	400
Other non-current assets	216	—
TOTAL ASSETS	$259,000	$275,822
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$3,307	$2,657
Accruals and other current liabilities	5,925	6,245
Financing obligations, current portion	3,256	3,135
Total current liabilities	12,488	12,037
Financing obligations, net of current portion	4,486	5,346
Derivative liability associated with Medicis settlement	1,428	1,414
Deferred rent	3,746	3,773
TOTAL LIABILITIES	22,148	22,570
Commitments and Contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001 per share — 5,000,000 shares authorized both as of March 31, 2016 and December 31, 2015; no shares issued and outstanding both as of March 31, 2016 and December 31, 2015.	—	—
Common stock, par value $0.001 per share — 95,000,000 shares authorized both as of March 31, 2016 and December 31, 2015; 28,471,412 and 28,288,464 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	28	28
Additional paid-in capital	588,799	585,537
Accumulated other comprehensive income (loss)	186	(40)
Accumulated deficit	(352,161)	(332,273)
TOTAL STOCKHOLDERS’ EQUITY	236,852	253,252
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$259,000	$275,822

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Quarter Ended March 31,
	2016	2015
Revenue	$75	$75
Operating expenses:
Research and development	12,364	9,254
General and administrative	7,455	5,996
Total operating expenses	19,819	15,250
Loss from operations	(19,744)	(15,175)
Interest income	310	27
Interest expense	(315)	(165)
Change in fair value of derivative liability associated with Medicis settlement	(14)	(42)
Other expense, net	(125)	(47)
Net loss	(19,888)	(15,402)
Unrealized gain on available for sale securities	226	—
Comprehensive loss	$(19,662)	$(15,402)
Net loss attributable to common stockholders:
Basic	$(19,888)	$(15,402)
Diluted	$(19,888)	$(15,402)
Net loss per share attributable to common stockholders:
Basic	$(0.71)	$(0.65)
Diluted	$(0.71)	$(0.65)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders:
Basic	28,005,611	23,535,080
Diluted	28,005,611	23,535,080

Revance Therapeutics, Inc.
2016 Financial Results
(Unaudited)

Reconciliation of GAAP Operating Expense to Non-GAAP Expense
(In thousands)

Quarter Ended March 31, 2016
Operating expense:
GAAP operating expense	$19,819
Adjustments:
Stock-based compensation	(2,977)
Depreciation	(344)
Non-GAAP operating expense	$16,498

Revance Therapeutics, Inc.
2016 Financial Guidance

Reconciliation of GAAP Operating Expense to Non-GAAP Expense
(In thousands)

	Fiscal Year
	2016
	Low	High
Operating expense:
GAAP operating expense	$112,000	$125,000
Adjustments:
Stock-based compensation	(15,000)	(17,000)
Depreciation	(2,000)	(3,000)
Non-GAAP operating expense	$95,000	$105,000

Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense
(In thousands)

	Fiscal Year
	2016
	Low	High
Operating expense:
GAAP operating expense	$82,000	$90,000
Adjustments:
Stock-based compensation	(8,000)	(9,000)
Depreciation	(2,000)	(3,000)
Non-GAAP operating expense	$72,000	$78,000